UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of Peoples as specified in its charter)

Pennsylvania	0-23863	23-2391852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Washington Avenue, Scranton, PA	18503
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Peoples’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Peoples under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 2.01	Completion of Acquisition or Disposition of Assets

The merger of Penseco Financial Services Corporation (“Penseco”) with and into Peoples Financial Services Corp. (“Peoples”) was consummated pursuant to the terms of the Agreement and Plan of Merger between Penseco and Peoples dated as of June 28, 2013, as amended (the “Merger Agreement”), effective at 11:59 p.m. on November 30, 2013 (the “Effective Time”). Additionally, Penseco’s wholly-owned subsidiary, Penn Security Bank and Trust Company (“Penn Security”) merged with and into Peoples’ wholly-owned subsidiary, Peoples Neighborhood Bank, effective at 12:01 a.m. on December 1, 2013. The surviving bank, which operates under the name “Peoples Security Bank and Trust Company,” is a Pennsylvania-chartered bank and is a wholly-owned subsidiary of Peoples.

Pursuant to the terms of the Merger Agreement, Penseco shareholders will receive, for each share of Penseco common stock held, 1.3636 shares of Peoples’ common stock. Cash will be paid to Penseco shareholders in lieu of any fractional shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

On November 27, 2013, in connection with the merger, Alan W. Dakey and Richard S. Lochen, Jr. resigned as members of the Boards of Directors of Peoples and of Peoples’ wholly-owned subsidiary, Peoples Neighborhood Bank, effective at the Effective Time. Mr. Dakey was a member of the class of directors with its term expiring in 2015, and Mr. Lochen was a member of the class of directors with its term expiring in 2014. The resignations of Messrs. Dakey and Lochen did not involve any disagreement with Peoples.

In addition, pursuant to the terms and conditions of the Merger Agreement, the Board of Directors appointed the former directors of Penseco and Mr. Lochen to the following classes of directors of Peoples as of the Effective Time:

Class of Directors with Term Expiring 2014

Robert W. Naismith
James G. Keisling
P. Frank Kozik

Class of Directors with Term Expiring 2015

Richard S. Lochen, Jr.
James B. Nicholas
Emily S. Perry
Steven L. Weinberger

Class of Directors with Term Expiring 2016

Joseph G. Cesare
Craig W. Best

The Board has not yet determined on which committees of the Board the new directors will serve.

Officers

Effective at the Effective Time, Peoples’ Board of Directors appointed Craig W. Best, age 53, as President and Chief Executive Officer of Peoples and subsequently President and Chief Executive Officer of Peoples Security Bank and Trust Company. Mr. Best served as Director, President and Chief Executive Officer of Penseco and Penn Security Bank and Trust Company from 2006 to 2013. Prior to that time, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a division of First Commonwealth Bank.

As a result of the appointment of Mr. Best as aforesaid, Alan W. Dakey no longer serves as President and Chief Executive Officer of Peoples. Mr. Dakey has entered into a Consulting Agreement with Peoples, as described below.

Further, Scott A. Seasock will remain Senior Vice President/Chief Financial Officer, and Debra E. Dissinger will remain Executive Vice President/Chief Operations Officer but will no longer be Chief Risk Officer.

As a result of the merger, Joseph M. Ferretti, Executive Vice President and Chief Lending Officer will become Executive Vice President Co-Chief Lending Officer-North.

Compensatory Arrangements

On December 2, 2013, Peoples and Peoples Security Bank and Trust Company entered into a consulting agreement with Alan W. Dakey pursuant to which Mr. Dakey will assist Peoples and Peoples Security Bank and Trust Company with the operations and continued integration of the banks. The agreement is for a term of six months from the Effective Time of the merger and provides for Mr. Dakey to receive $95,000 in compensation for his services. The consulting agreement is subject to certain customary non-compete and non-solicitation restrictions. A copy of Mr. Dakey’s consulting agreement is attached to this current report as Exhibit 10.1.

On December 1, 2013, Peoples and Peoples Security Bank and Trust Company entered into an employment agreement with Joseph M. Ferretti, Senior Vice President and Co-Chief Lending Officer-North. The term of the employment agreement is three years and renews for an additional year on the first anniversary date of the agreement and every anniversary date thereafter. Mr. Ferretti’s title will be Executive Vice President Co- Chief Lending Officer-North. The agreement provides for a base salary of $175,000, an annual bonus, and a signing bonus. If he is terminated without cause as defined in the agreement or he terminates employment for good reason as defined in the agreement, he will be entitled to receive a cash severance equal to the sum of (A) one twelfth of the executive’s base salary as of the date of termination plus (B) one-twelfth of the executive’s average annual bonus in the three fiscal years ending before the date of termination for a period of twelve months and for a period of 18 months executive will receive payments equal to the monthly premium as defined by COBRA. The agreement provides for a noncompete and nonsolicitation for a 12 month period and in the event of a change of control for 24 months. A copy of Mr. Ferretti’s employment agreement is attached to this current report as Exhibit 10.2.

As a result of the merger and as of the Effective Time, Peoples assumed obligations under certain agreements and arrangements of Penseco, including the following:

•	Employment Agreement by and between Penn Security and Thomas P. Tulaney dated as May 30, 2012. The initial term of the agreement ends on May 29, 2016 and continues for successive one year periods unless terminated or notice of nonrenewal is given. If he is terminated without cause as defined in the agreement or for good reason as defined in the agreement the executive will be entitled to cash severance payments equal to the sum of (A) one-twelfth of his base salary as of the date of termination plus (B) one-twelfth of executive’s average annual bonus payable for performance in the three calendar years ending before the date of termination (or, if executive has not been eligible for a bonus for three calendar years of service, his average annual bonus payable for performance for each calendar year for which he was eligible to receive a bonus) for a period of 12 months from the date of termination and COBRA for 18 months or if COBRA is not available monthly payments in an amount equal to the applicable premium. If executive’s employment is terminated after a change in control as defined in the agreement, he will be entitled to cash severance payments equal to one-twelfth of his base salary as of the date of termination plus (B) one-twelfth of executive’s average annual bonus payable for performance in the three calendar years ending before the date of termination (or, if executive has not been eligible for a bonus for three calendar years of service, his average annual bonus payable for performance for each calendar year for which he was eligible to receive a bonus) for a period of 24 months and COBRA for 24 months or if COBRA is not available monthly payments in an amount equal to the applicable premium. For one year after termination of his employment for any reason, executive will be subject to a noncompetition and nonsolicitation provision outlined in his employment agreement.

•

Employment Agreement by and between Penn Security and Craig W. Best, amended and restated as of January 3, 2011. The term of the agreement expires upon the termination of the executive’s employment. If he is terminated without cause as defined in the agreement or for good reason as defined in the agreement the executive will be entitled to cash severance payments equal to the sum of (A) one-twelfth of his base salary as of the date of termination plus (B) one-twelfth of executive’s average annual bonus payable for performance in the three calendar years ending before the date of termination (or, if executive has not been eligible for a bonus for three calendar years of service, his average annual bonus payable for performance for each calendar year for which he was eligible to receive a bonus) for a period of 24 months from the date of termination; COBRA for 24 months or if COBRA is not available monthly payments in an amount equal to the applicable premium; and a payment by the company to an outplacement firm of executive’s choice of $30,000. If executive’s employment is terminated after a change in control as defined in the agreement, he will be entitled to cash severance payments equal to one-twelfth of his base salary as of the date of termination plus (B) one-twelfth of executive’s average annual bonus payable for performance in the three calendar years ending before the date of termination (or, if executive has not been eligible for a bonus for three calendar years of service, his average annual bonus payable for performance for each calendar year for which he was eligible to receive a bonus) for a period of 36 months and COBRA for 36 months or if COBRA is not available monthly payments in an amount equal to the applicable premium. For one year after termination of his employment for any reason, executive will be subject to a noncompetition and nonsolicitation provision outlined in his employment agreement.

•	Penseco Financial Services Corporation 2008 Long-Term Incentive Plan. The plan was approved by Penseco shareholders on May 6, 2008 and allows the Compensation Committee to issue stock appreciation rights, stock options, performance-based awards and restricted stock awards to eligible employees.

•	Stock Appreciation Rights Plan Agreement by and between Penseco and Craig W. Best dated as of January 3, 2006. The executive was awarded 10,000 stock appreciation rights with an exercise price of $43.00 which vested over a five year period becoming fully vested on January 3, 2011.

•	Stock Appreciation Rights Plan Agreement by and between Penseco and Craig W. Best dated as of February 29, 2008. The executive was awarded 8,500 stock appreciation rights with an exercise price of $37.50 which vested over a five year period becoming fully vested on February 29, 2013.

•	Penn Security Bank and Trust Company Executive Deferred Compensation Plan dated January 1, 2009. Certain executives are allowed to defer a specified amount of their compensation for which the Bank will match 50% of the deferred amount up to 6% of the executive’s compensation.

•	Penn Security Bank and Trust Company Supplemental Executive Retirement Plan Agreement between Penn Security and Thomas P. Tulaney dated May 31, 2012. Upon a termination of service on or after executive reaches age sixty-five, he shall be entitled to $114,600 per year for twenty years. If the executive’s employment is terminated prior to age 65, he will be entitled to an amount specified in the plan which varies based upon the year in which the termination occurs and whether the termination is as a result of a disability, within 24 months of a change in control or an early termination.

•	Amended and Restated Excess Benefit Plan between Penn Security and Craig W. Best dated December 31, 2008. The bank credits to an account an amount which is equal to the excess, if any, of (i) the amount he would have been entitled to receive under the bank’s Pension Plan for each plan year, if the provisions of the Pension Plan were administered without regard to the limitations required by Section 40l(a)(17) of the Internal Revenue Code over (ii) the amount the he was entitled to receive under the Pension Plan for such plan year.

•

Penn Security Bank and Trust Executive Deferred Compensation Plan #2 effective August 6, 2009 attached as Appendix D to the Employment Agreement by and between Penn Security and Craig W. Best, amended and restated as of January 3, 2011. The plan allows the executive to defer up to 100% of his salary and bonus. The bank will credit the account with interest as determined in accordance with the plan, will contribute $61,375 in January 2011, and will contribute $60,000 per year ending August 2014. The employer’s contributions vest over a five year period with the executive becoming 100% vested on August 6, 2014.

•	Penn Security Postretirement Life Insurance Plan Each full time employee receives life insurance at no cost in an amount equal to such employee’s base annual salary rounded to the next highest $1,000 and multiplied by two with a maximum benefit of $500,000. Retired full time employees also receive life insurance based upon a fix schedule.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at the Effective Time, in accordance with the Merger Agreement, Peoples’ bylaws were amended and restated. In addition to certain non-material technical changes, the amended and restated bylaws amend the previous bylaws by:

•	Amending Article 10, Section 10.2 to clarify that any shareholder nominations must follow the notice procedures set forth in Article 2, Section 2.6(b) of the bylaws;

•	Amending Section 10.3 to require that for 3 years following the effective time of the merger Peoples’ board of directors be comprised of 14 directors with Peoples selecting 6 members and Penseco selecting 8 members from their current boards of directors unless 80% of the board of directors determines otherwise, director nominees shall be selected, or recommended for the board of directors’ selection, by a nominating committee comprised solely of independent directors, and more particularly as follows:

•	a subcommittee comprised solely of continuing Peoples directors will select, or recommend for the board’s selection, the director nominees for each directorship held by an incumbent continuing Peoples director whose term is expiring, and

•	a subcommittee comprised solely of continuing Penseco directors will select, or recommend for the board’s selection, the director nominees for each directorship held by an incumbent continuing Penseco director whose term is expiring.

The directors will be divided as equally as possible among three classes of directors. Each director in a class will serve a three-year term such that only the terms of directors in a single class expire in a given year. Directors who reach the mandatory retirement age of 73 years retire at end of their term. However, those directors who are appointed in connection with the merger are eligible to stand for one additional 3 year term of office regardless of age. These bylaw provisions may only be amended upon the approval of 80% of the directors of the entire board of directors.

Successors to vacant positions will be selected in the manner above for three years after the merger unless 80% of Peoples’ board of directors determines otherwise after the effective time of the merger. After three years, the majority of the remaining board of directors will fill vacant positions.

•	Amending Section 10.4 to require that, for 3 years after the merger, all committees of the board of directors have pro rata representation of directors of Peoples prior to the merger and directors formerly of Penseco. The committees will be comprised accordingly for three years unless 80% of the board of directors of Peoples determines otherwise after the effective time of the merger.

•	Amending Section 10.6 to clarify that each director in a class will serve a three-year term such that only the terms of directors in a single class expire in a given year. Directors who reach the mandatory retirement age of 73 years retire at end of their term. However, those directors who are appointed in connection with the merger are eligible to stand for one additional 3 year term of office regardless of age.

•	Amending Article 23 conforming the indemnification provisions to current Pennsylvania law regarding indemnification.

•	Amending Article 33 such that for three (3) years following the merger, the provisions relating to Article 10, the composition of the board of directors, mandatory retirement of directors, filling of vacancies of the board of directors, and the composition of committees of the board of directors for three years following the merger may only be amended by an affirmative vote of 80% of the board of directors.

The foregoing description is qualified in its entirety by reference to the amended and restated bylaws which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 2, 2013, Peoples issued a press release regarding the completion of the merger. A copy of the press release is included in this report as Exhibits 99.1 and is furnished herewith.

Item 8.01	Other Events

Peoples’ common stock issued in the merger described above was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-190587) filed initially with the Securities and Exchange Commission (“SEC”) on August 13, 2013, as amended, and declared effective by the SEC on October 10, 2013 (“Form S-4”).

The common stock is deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to subsection (a) of Rule 12g-3 promulgated under the Exchange Act as a result of Peoples becoming the successor issuer to Penseco in connection with the merger.

The following is a description of Peoples’ capital stock. The authorized capital stock of Peoples consists of twenty-five million (25,000,000) shares of common stock, $2.00 par value, and five hundred thousand (500,000) shares of preferred stock, $5.00 par value.

Description of Peoples’ Common Stock

Dividends

The holders of Peoples’ common stock share ratably in dividends when and if declared by Peoples’ board of directors from legally available funds. Declaration and payment of cash dividends by Peoples depends upon cash dividend payments to it by Peoples Security Bank and Trust Company, which is Peoples’ primary source of revenue and cash flow. Peoples is a legal entity separate and distinct from Peoples Security Bank and Trust Company. Accordingly, the right of Peoples, and consequently the right of creditors and shareholders of Peoples, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Peoples in its capacity as a creditor may be recognized.

Pre-Emptive Rights, Redemption

Holders of Peoples common stock do not have pre-emptive rights to acquire any additional shares of Peoples common stock. Peoples common stock is not subject to redemption.

Liquidation Rights

In the event of Peoples’ liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Peoples common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of Peoples preferred stock.

Description of Peoples’ Preferred Stock

Peoples’ board of directors is authorized to issue shares of Peoples preferred stock, without shareholder approval. Peoples’ board will determine the rights, qualifications, limitations and restrictions of each series of Peoples preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of Peoples common stock. Shares of Peoples preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over Peoples common stock, and may be convertible into Peoples common stock.

Anti-Takeover Article and Bylaw Provisions

Peoples’ articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of Peoples. Among other things these provisions:

•	Empower Peoples’ board of directors, without shareholder approval, to issue shares of Peoples preferred stock the terms of which, including voting power, are set by Peoples’ board of directors;

•	Divide Peoples’ board of directors into three classes serving staggered three-year terms;

•	Require that shares with at least 75% or, in certain instances, a majority of total voting power approve the repeal or amendment of certain provisions of Peoples’ articles of incorporation;

•	Eliminate cumulative voting in the election of directors; and

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to Peoples that may have the effect of deterring or discouraging an attempt to take control of Peoples. These provisions, among other things:

•	Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Pennsylvania Business Corporation Law);

•	Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Pennsylvania Business Corporation Law);

•	Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the Pennsylvania Business Corporation Law);

•	Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 24 or subsequent 18 months (Subchapter 25H of the Pennsylvania Business Corporation Law);

•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•	Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•	Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	Act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Peoples Financial Services Corp.

10.1	Consulting Agreement with Alan W. Dakey dated as of December 2, 2013

10.2	Employment Agreement with Ferretti dated as of December 1, 2013

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Peoples has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

Dated: December 2, 2013	/s/ Craig W. Best
Craig W. Best
President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.

3.1	Amended and Restated Bylaws of Peoples Financial Services Corp.

10.1	Consulting Agreement with Alan W. Dakey dated as of December 2, 2013

10.2	Employment Agreement with Ferretti dated as of December 1, 2013

99.1	Press release